Exhibit (d)(92)

AMENDED AND RESTATED EXPENSE REIMBURSEMENT AND ADVISORY FEE

WAIVER AGREEMENT

Agreement (“Agreement”) dated as of the 15th day of February, 2013 by and between NORTHERN FUNDS (the “Trust”), a Delaware statutory trust and a registered investment company under the Investment Company Act of 1940, as amended and NORTHERN TRUST INVESTMENTS, INC. (“NTI”).

WHEREAS, NTI serves as investment adviser to each portfolio of the Trust (each a “Fund” and collectively, the “Funds”) pursuant to an Amended and Restated Investment Advisory and Ancillary Services Agreement (the “Advisory Agreement”) among the Trust and NTI dated November 15, 2007(with respect to the Global Sustainability Index Fund) and January 29, 2008 (with respect to all other Funds), as amended.

WHEREAS, the parties to this Agreement wish to provide for an undertaking by NTI to reimburse expenses as set forth on Exhibit A.

WHEREAS, the parties to this Agreement wish to provide for an undertaking by NTI to limit the investment advisory fee as set forth on Exhibit B.

NOW THEREFORE, in consideration of the foregoing, the parties intending to be legally bound hereby, agree as follows:

1.     NTI shall reimburse a portion of the operating expenses (other than acquired fund fees and expenses, a portion of compensation paid to each Trustee who is not an officer, director or employee of Northern Trust Corporation or its subsidiaries (“Trustee Fees”), expenses related to third-party consultants engaged by the Board of Trustees of the Trust, membership dues paid to the Investment Company Institute and Mutual Fund Directors Forum, and extraordinary expenses and interest, if any) of each Fund as set forth on Exhibit A so that after such reimbursement the total annual net fund operating expenses of the Fund expressed as a percentage of average daily net assets shall not exceed the amounts set forth on Exhibit A (“Expense Limit”). NTI shall first reimburse advisory fees payable by a Fund, and then reimburse other operating expenses of such Fund to the extent the amount of difference between the Fund’s operating expenses and the Expense Limit exceeds the advisory fees payable by the Fund.

2.     NTI shall waive all or a portion of its investment advisory fee so that after such waiver the maximum investment advisory fee that NTI shall be entitled to receive shall not exceed the amount set forth on Exhibit B.

3.     The term (“Initial Term”) of this Agreement, with respect to each Fund, shall be as set forth on Exhibits A and B. Each succeeding term of this Agreement shall continue for each Fund automatically for periods of one year (each such one-year period, a “Renewal Year”). This Agreement may be terminated as to any Fund, and as to any succeeding Renewal Year, by either party upon 60 days’ written notice prior to the end of the current Initial Term or then current Renewal Year. Notwithstanding the foregoing, this Agreement may be terminated or modified by the Trust’s Board of Trustees, with respect to any Fund, at any time if it determines that such termination or modification is in the best interest of the Fund and its shareholders. Exhibits A and B may be amended and restated from time to time as approved by the Trust’s Board of Trustees and NTI.

4.     NTI acknowledges and agrees that it shall not be entitled to collect on or make a claim for reimbursed expenses or waived fees that are the subject of this Agreement at any time in the future.

5.     This Agreement shall be governed by and construed under the laws of the State of Illinois, without regard to its conflict of law provisions. This Agreement may be signed in counterparts.

6.     This Agreement supersedes all prior agreements and amendments with respect to the subject.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

NORTHERN FUNDS

By: /s/ Lloyd A. Wennlund
Name: Lloyd A. Wennlund
Title: President

NORTHERN TRUST INVESTMENTS, INC.

By: /s/ Eric Schweitzer
Name: Eric Schweitzer
Title: Senior Vice President

2

Exhibit A

The Northern Funds

Name of Fund	Total Annual Net Fund Operating Expenses (expressed as a percentage of each Fund’s average daily net assets)	Initial Term
Emerging Markets Equity Index Fund	0.30%	January 1, 2012 – July 31, 2014
Enhanced Large Cap Fund	0.60%	January 1, 2012 – July 31, 2014
Large Cap Equity Fund	0.85%	January 1, 2012 – July 31, 2014
Income Equity Fund	1.00%	January 1, 2012 – July 31, 2014
International Equity Fund	1.06%	January 1, 2012 – July 31, 2014
Large Cap Value Fund	0.85%	January 1, 2012 – July 31, 2014
Large Cap Growth Fund	0.85%	January 1, 2012 – July 31, 2014
Small Cap Core Fund	0.75%	January 1, 2012 – July 31, 2014
Small Cap Value Fund	1.00%	January 1, 2012 – July 31, 2014
Technology Fund	1.25%	January 1, 2012 – July 31, 2014
Developed International Small Cap Index Fund	0.65%	January 1, 2012 – July 31, 2014
Global Real Estate Index Fund	0.50%	January 1, 2012 – July 31, 2014
Global Sustainability Index Fund	0.30%	January 1, 2012 – July 31, 2014
Global Tactical Asset Allocation Fund	0.25%	January 1, 2012 – July 31, 2014
International Equity Index Fund	0.25%	January 1, 2012 – July 31, 2014
Mid Cap Index Fund	0.15%	January 1, 2012 – July 31, 2014
Small Cap Index Fund	0.15%	January 1, 2012 – July 31, 2014

Name of Fund	Total Annual Net Fund Operating Expenses (expressed as a percentage of each Fund’s average daily net assets)	Initial Term
Stock Index Fund	0.10%	January 1, 2012 – July 31, 2014
Bond Index Fund	0.15%	January 1, 2012 – July 31, 2014
Fixed Income Fund	0.45%	January 1, 2012 – July 31, 2014
High Yield Fixed Income Fund	0.80%	January 1, 2012 – July 31, 2014
Short-Intermediate U.S. Government Fund	0.40%	January 1, 2012 – July 31, 2014
Tax-Advantaged Ultra-Short Fixed Income Fund	0.25%	January 1, 2012 – July 31, 2014
Ultra-Short Fixed Income Fund	0.25%	January 1, 2012 – July 31, 2014
U.S. Government Fund	0.40%	January 1, 2012 – July 31, 2014
Arizona Tax-Exempt Fund	0.45%	January 1, 2012 – July 31, 2014
California Intermediate Tax-Exempt Fund	0.45%	January 1, 2012 – July 31, 2014
California Tax-Exempt Fund	0.45%	January 1, 2012 – July 31, 2014
High Yield Municipal Fund	0.80%	January 1, 2012 – July 31, 2014
Intermediate Tax-Exempt Fund	0.45%	January 1, 2012 – July 31, 2014
Short-Intermediate Tax-Exempt Fund	0.45%	January 1, 2012 – July 31, 2014
Tax-Exempt Fund	0.45%	January 1, 2012 – July 31, 2014
California Municipal Money Market Fund	0.35%	January 1, 2012 – July 31, 2014
Money Market Fund	0.35%	January 1, 2012 – July 31, 2014
Municipal Money Market Fund	0.35%	January 1, 2012 – July 31, 2014
U.S. Government Money Market Fund	0.35%	January 1, 2012 – July 31, 2014

Name of Fund	Total Annual Net Fund Operating Expenses (expressed as a percentage of each Fund’s average daily net assets)	Initial Term
U.S. Government Select Money Market Fund	0.35%	January 1, 2012 – July 31, 2014
Investors Variable NAV Money Market Fund	0.35%	February 25, 2013 – July 31, 2014
Investors Variable NAV AMT-Free Municipal Money Market Fund	0.35%	February 25, 2013 – July 31, 2014
Investors Variable NAV U.S. Government Money Market Fund	0.35%	February 25, 2013 – July 31, 2014
Investors Variable NAV Treasury Money Market Fund	0.35%	February 25, 2013 – July 31, 2014
Core Bond Fund	0.40%	August 9, 2012 – July 31, 2014
Short Bond Fund	0.40%	August 9, 2012 – July 31, 2014
U.S. Treasury Index Fund	0.15%	August 9, 2012 – July 31, 2014

NORTHERN FUNDS

By:	/s/ Lloyd A. Wennlund
Name:	Lloyd A. Wennlund
Title:	President
Date:	February 15, 2013

NORTHERN TRUST INVESTMENTS, INC.

By:	/s/ Eric Schweitzer
Name:	Eric Schweitzer
Title:	Senior Vice President
Date:	February 15, 2013

Exhibit B

Name of Fund	Advisory Fee After Waiver (expressed as a percentage of each Fund’s average daily net assets)	Initial Term
Global Tactical Asset Allocation Fund	0.15%	January 1, 2012 – July 31, 2014

NORTHERN FUNDS

By:	/s/ Lloyd A. Wennlund
Name:	Lloyd A. Wennlund
Title:	President
Date:	February 15, 2013

NORTHERN TRUST INVESTMENTS, INC.

By:	/s/ Eric Schweitzer
Name:	Eric Schweitzer
Title:	Senior Vice President
Date:	February 15, 2013